Exhibit 32.2     Section 906 Certification signed by Michael Hanley on 1 March 2007.
CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Alcan Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended 31 December 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 1 March 2007	/s/ Michael Hanley
Michael Hanley
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to § 1350 and is not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.

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